UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2025

Heron Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33221	94-2875566
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Regency Forest Drive, Suite 300, Cary, NC	27518
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 251-4400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HRTX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Special Stockholders’ Meeting (the “Special Meeting”)of Heron Therapeutics, Inc. (the “Company”) held on October 13, 2025, the Company’s stockholders voted on two proposals, including: (1) to approve, pursuant to Nasdaq Listing Rule 5635(d), the issuance of a number of shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) in connection with the conversion, at the option of the holder, of convertible senior unsecured promissory notes due 2031 held by several non-affiliated purchasers, which could, under certain circumstances that may occur in the future, exceed 19.99% of the number of shares of the Company’s Common Stock issued and outstanding prior to such issuance; and (2) to approve, pursuant to Nasdaq Listing Rule 5635(d), the issuance of a number of shares of the Company’s Common Stock in connection with the automatic conversion of the Company’s Series A Convertible Preferred Stock, par value $0.01 per share (“Series A Convertible Preferred Stock”) held by several non-affiliated holders, which could, under certain circumstances that may occur in the future, exceed 19.99% of the number of shares of the Company’s Common Stock issued and outstanding prior to such issuance.

Only stockholders of record as of the close of business on September 11, 2025 (the “Record Date”) were entitled to vote at the Special Meeting. As of the Record Date, 183,314,409 shares of common stock of the Company were outstanding and entitled to vote at the Special Meeting. At the Special Meeting, 95,425,824 shares of common stock of the Company were represented in person and by proxy, constituting a quorum for the Special Meeting.

The votes with respect to each of the two proposals voted on at the Special Meeting are set forth below:

Proposal 1: The Company’s stockholders approved, pursuant to Nasdaq Listing Rule 5635(d), the issuance of a number of shares of the Company’s Common Stock in connection with the conversion, at the option of the holder, of convertible senior unsecured promissory notes due 2031 held by several non-affiliated purchasers, which could, under certain circumstances that may occur in the future, exceed 19.99% of the number of shares of the Company’s Common Stock issued and outstanding prior to such issuance:

For	Against	Abstain	Broker Non-Votes
89,632,206	5,575,457	218,161	0

Proposal 2: The Company’s stockholders approved, pursuant to Nasdaq Listing Rule 5635(d), the issuance of a number of shares of the Company’s Common Stock in connection with the automatic conversion of the Company’s Series A Convertible Preferred Stock held by several non-affiliated holders, which could, under certain circumstances that may occur in the future, exceed 19.99% of the number of shares of the Company’s Common Stock issued and outstanding prior to such issuance:

For	Against	Abstain	Broker Non-Votes
91,534,602	3,672,091	219,131	0

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heron Therapeutics, Inc.

Date: October 15, 2025	/s/ Ira Duarte
Ira Duarte
Executive Vice President, Chief Financial Officer